Schedule 14A

(Rule 14A-101)

Information Required In Proxy Statement

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934

(AMENDMENT NO.    )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check the appropriate box:

☐    Preliminary Proxy Statement

☐    Confidential, For Use of the Commission Only (as

        permitted by Rule 14a-6(e)(2))

☒    Definitive Proxy Statement

☐    Definitive Additional Materials

☐    Soliciting Material Under Rule 14a-12

Investors Title Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒    No fee required.

☐    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

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Investors Title Company

121 North Columbia Street, Chapel Hill, North Carolina 27514

(919) 968-2200

April 16, 2003

Dear Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders to be held in the Investors Title Building, 121 North Columbia Street, Chapel Hill, North Carolina on Wednesday, May 21, 2003, at 11:00 A.M.

The Annual Meeting will begin with a review of the activities of the Company for the past year and a report on current operations during the first quarter of 2003, followed by discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting and Proxy Statement.

The Board of Directors unanimously recommends that you vote “FOR” election of the directors nominated to serve until the Annual Meeting of Shareholders in 2006.

I urge you to review the Proxy Statement, sign and date your proxy, and return it promptly in the enclosed postage-paid envelope.

If you attend the meeting, you may, of course, choose to revoke your proxy and personally cast your vote.

Cordially,

J. Allen Fine

Chief Executive Officer

Investors Title Company

121 North Columbia Street, Chapel Hill, North Carolina 27514

(919) 968-2200

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 21, 2003

The Annual Meeting of the Shareholders of Investors Title Company will be held at 121 North Columbia Street, Chapel Hill, North Carolina, on Wednesday, May 21, 2003 at 11:00 A.M. E.D.T., for the following purposes:

(1) To elect three directors for three-year terms or until their successors are elected and qualified.

(2) To consider any other business that may properly come before the meeting.

Shareholders of record of Common Stock of the Company at the close of business on March 24, 2003 are entitled to vote at the meeting and any adjournments thereof.

By Order of the Board of Directors:

L. Dawn Martin

Vice President and Assistant Secretary

IMPORTANT - Your proxy is enclosed. Whether or not you expect to be present at the meeting, please sign and date the enclosed proxy and return it in the postage-paid envelope provided for that purpose. It will assist the Company in keeping down the expenses of the meeting if all shareholders return their signed proxies promptly. You may nevertheless vote in person if you do attend the meeting.

PROXY STATEMENT

Annual Meeting of Shareholders

To Be Held on May 21, 2003

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Investors Title Company of proxies to be voted at the Annual Shareholders’ Meeting to be held at 121 North Columbia Street, Chapel Hill, North Carolina, on May 21, 2003 at 11:00 A.M. E.D.T., and at all adjournments thereof. Shareholders of record at the close of business on March 24, 2003 are entitled to notice of and to vote at the meeting and any adjournments thereof.

Proxy Solicitation by the Board of Directors. The solicitation of proxies will be by mail and is made on behalf of the Board of Directors. The cost of solicitation of proxies will be borne by the Company. Copies of proxy material and of the Annual Report for 2002 will be provided to brokers, dealers, banks and voting trustees or their nominees for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse these record holders for their out-of-pocket expenses.

Revocability of Proxy. Each proxy executed and returned by a shareholder may be revoked at any time thereafter except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such proxy.

Voting Securities. On March 24, 2003, the Company had a total of 2,855,744 shares of Common Stock outstanding, its only class of issued and outstanding capital stock. Of these shares, 2,515,349 shares are entitled to one vote per share and 340,395 shares are held by a subsidiary of the Company and, by State law, are not entitled to vote. A majority of the shares entitled to vote at the meeting, represented at the meeting in person or by proxy, will constitute a quorum.

Annual Report to Shareholders. An Annual Report of the Company for the calendar year 2002 including financial statements and auditors’ opinion, along with this Proxy Statement and proxy card, are being first mailed to the Company’s shareholders on or about April 16, 2003.

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

During the year ended December 31, 2002, the Board of Directors held four meetings. All incumbent directors and nominees, with the exception of Lillard H. Mount, attended 75% or more of the aggregate number of meetings of the Board of Directors and committees of the Board on which they served.

The Corporation’s Board of Directors has a Compensation Committee, a Nominating Committee and an Audit Committee.

In 2002, the Compensation Committee was composed of James R. Morton, Lillard H. Mount and A. Scott Parker III. This Committee, which also serves as the Option Committee administering the Company’s stock option plans, reviews salaries, bonuses and other compensation of all officers of the Corporation. The Compensation Committee met four times in 2002.

In 2002, the Nominating Committee was composed of James A. Fine, Jr., James R. Morton and Lillard H. Mount. A slate of nominees for director to present to the shareholders is recommended by the Nominating Committee and determined by at least a majority vote of those directors whose terms do not expire during the year in which the election of directors will be made. The Committee will consider nominees recommended by the shareholders. Any shareholder wishing to make a recommendation regarding a nominee for election at the 2004 Annual Meeting should submit his or her recommendation to the Assistant Secretary, Investors Title Company, P.O. Drawer 2687, Chapel Hill, North Carolina 27515-2687, no later than December 18, 2003. The Nominating Committee met once in 2002.

In 2002, the Audit Committee was composed of David L. Francis, Loren B. Harrell, Jr., William J. Kennedy III and H. Joe King, Jr. The Committee recommends to the Board of Directors the independent public accountants to be engaged by the Company, reviews the overall scope of the annual audit proposed by the independent public accountants, reviews internal audit procedures on various aspects of corporate operations, and periodically consults with the independent public accountants on matters relating to internal financial controls and procedures. The Audit Committee met eight times in 2002.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors is comprised of the four directors named below. Each member of the Audit Committee is an independent director as defined by Section 301 of the Sarbanes-Oxley Act of 2002 and by NASDAQ’s independent director and audit committee listing standards. In accordance with its written charter, the Audit Committee assists the Board in generally overseeing the quality and integrity of the accounting and financial reporting practices of the Company. The Audit Committee is directly responsible for appointing, compensating, and overseeing the work of the Company’s independent auditor. To carry out its duties, the Audit Committee has established procedures for pre-approving all audit and permissible non-audit services provided by the independent auditor.

In connection with the audit process for 2002, the Audit Committee obtained from the independent auditors a formal written statement describing all relationships between the auditors and the Company that might bear on the auditors’ independence consistent with Independence Standards Board No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may have an impact on their objectivity and independence, and satisfied itself as to the auditors’ independence. The Audit Committee also discussed with management and the independent auditors the quality and adequacy of the Company’s internal controls. The Audit Committee reviewed with the independent auditors their audit plans, audit scope and identification of audit risks.

The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent auditors’ examination of the financial statements.

The Audit Committee discussed and reviewed the audited financial statements of the Company as of and for the year ended December 31, 2002 with management and the independent auditors. Management has the responsibility for the preparation of the Company’s financial statements and the independent auditors have the responsibility for the examination of those statements.

Based on the above-mentioned review and discussions with management and the independent auditors, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the Securities and Exchange Commission.

Submitted by the Audit Committee of the Board of Directors:

William J. Kennedy III, Chairman	Loren B. Harrell, Jr.
David L. Francis	H. Joe King, Jr.

March 5, 2003

DIRECTORS’ COMPENSATION

Directors who are not employees of the Company receive an annual retainer for Board services of $3,000 and an attendance fee of $1,000 for each meeting of the Board of Directors attended, in addition to actual travel expenses related to the meetings. Directors do not receive fees for committee meetings attended unless the committee meeting is held on a day other than the regularly scheduled board meeting date. The fee for such a committee meeting is $250. Directors who are employees of the Company are paid no fees or other remuneration for service on the Board or on any Board committee. Each non-employee director of the Company was granted a Nonqualified Stock Option, exercisable for 500 shares at $20.02 per share, on May 15, 2002. These options were immediately exercisable and will expire on May 15, 2012.

EXECUTIVE COMPENSATION

The Compensation Committee Report on Executive Compensation

The underlying philosophy of Investors Title Company’s compensation program is the provision of competitive compensation for all employees. Factors such as an employee’s job performance, experience and contribution to the growth of the Company are considered in determining his or her compensation. The Company strives to provide a compensation package that allows it to both attract and retain qualified and experienced corporate officers and key employees while motivating its employees to perform to their fullest extent. The Company’s compensation package remains competitive with the compensation packages offered by other employers of comparable size engaged in similar lines of business.

In evaluating the performance and establishing the incentive compensation of the Chief Executive Officer and other members of senior management, the Compensation Committee has reviewed and considered senior management’s successful efforts in maximizing the Company’s sales by expanding its operations into new market areas. When reviewing management’s performance and determining appropriate compensation, the Compensation Committee also took into account management’s consistent commitment to the long-term success of the Company through the introduction of innovative strategies and procedures and intra-Company restructuring. Based upon an assessment of these factors, the Compensation Committee believes that members of the Company’s senior management remain dedicated to achieving long-term growth and that the compensation package it has approved has contributed to the dedication and accomplishments of senior management.

Compensation for each of the senior executives, including the named executive officers, consists of a base salary, a cash and/or stock bonus, incentive stock options and a contribution under a Simplified Employee Pension Plan. In determining the amount of each such element of the compensation package for senior executives, the Compensation Committee takes into consideration the value of each executive’s total compensation.

The Chief Executive Officer makes salary recommendations every year. He then reviews the proposed annual salaries with the Compensation Committee, and the Committee recommends any modifications it deems appropriate based upon industry standards, national surveys, and individual contributions and performance. The Compensation Committee uses the same criteria to fix the Chief Executive Officer’s base salary, in addition to assessing his past performance and expectations as to his future leadership of the Company’s business.

Stock and cash bonuses awarded both to the executive officers named in the Summary Compensation Table set forth on the following page and to other senior executives of the Company are based upon their job performance throughout the year.

In addition to the factors previously discussed that pertain to the introduction of innovations and expanded market areas, the Compensation Committee also considered the performance of the Company’s competitors and other more subjective criteria in setting the Chief Executive Officer’s bonus award for 2002.

Periodically, the Compensation Committee considers issuing stock options, which are intended to link the interests and concerns of the Company’s executives with those of its shareholders. Stock option grants provide an incentive for executives to focus on managing the Company from the perspective of an owner with an equity stake in the Company. It is the Compensation Committee’s opinion that past stock option grants have been successful in focusing the Company’s senior management on building profitability and shareholder value.

In establishing stock option grants, the Compensation Committee reviews the proposed option awards with the Chief Executive Officer. Options may be granted to key employees, officers and directors of the Company. The Chief Executive Officer is eligible to participate in the same executive compensation plans, including stock option plans, which are available to the other senior executives.

Submitted by the Compensation Committee of the Board of Directors:

James R. Morton         Lillard H. Mount         A. Scott Parker III

February 10, 2003

Summary Compensation Table

Shown below is information concerning the annual compensation for services in all capacities to the Company for the fiscal years ended December 31, 2002, 2001, and 2000, of those persons who were, at December 31, 2002 (i) the Chief Executive Officer and (ii) the senior executive officers, other than the CEO, who earned more than $100,000 in salary and bonus during 2002.

Name and Principal Position				Long Term Compensation Awards
		Annual Compensation		Securities Underlying Options/SARs (#)	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)
J. Allen Fine	2002	244,138	125,000	—	17,275	(1)
Chief Executive Officer	2001	238,662	100,000	50,000	14,601
	2000	231,276	99,438	—	17,653

James A. Fine, Jr.	2002	194,167	50,000	—	32,783	(2)
President	2001	188,375	35,000	50,000	19,146
	2000	179,613	25,008	—	21,834

W. Morris Fine	2002	194,167	50,000	—	23,372	(3)
Executive Vice President	2001	188,375	35,000	50,000	19,146
	2000	178,813	25,008	—	21,854

(1)   Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $1,275 Company-paid life insurance premiums.

(2)   Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $1,166 Company-paid life insurance premiums, $5,138 Company-paid health insurance premiums, a service award payment of $2,441, and a paternity leave payment of $8,038.

(3)   Total represents $16,000 Company contribution to Simplified Employee Pension Plan, along with $1,166 Company-paid life insurance premiums, $5,138 Company-paid health insurance premiums, and a service award payment of $1,068.

Stock Options

There were no options granted to the named executive officers during the fiscal year ended December 31, 2002.

The following table shows stock options exercised by the executive officers named in the Summary Compensation Table during 2002, including the aggregate value of gains on the date of exercise (the “Value Realized”). In addition, this table shows the number of shares covered by both exercisable and unexercisable stock options outstanding as of December 31, 2002. Also reported are the values for “in-the-money” options which represent the positive spread between the exercise price of any such existing stock options and the year-end price of the Common Stock.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options at FY-End (#)	Value of Unexercised In-the-Money Options at FY-End ($)(1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
J. Allen Fine	10,000	$69,860	19,000/29,000	$146,745/263,115
James A. Fine, Jr.	2,000	15,620	34,000/24,000	304,307/192,057
W. Morris Fine	2,000	15,620	34,000/24,000	304,307/192,057

(1)   The closing price of the Common Stock on December 31, 2002, the last day of 2002 on which the Company’s Common Stock traded, was $22.843.

PERFORMANCE GRAPH

The following graph compares the cumulative total return among the Company’s Common Stock, a broad equity market index (the NASDAQ Market Index) and a peer group index for the last five years. The peer group index (selected on the basis of SIC Codes for publicly-traded title insurance companies) consists of Fidelity National Financial, Inc., First American Corporation, LandAmerica Financial Group, Inc., and Stewart Information Services Corporation.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG

INVESTORS TITLE COMPANY,

PEER GROUP INDEX AND NASDAQ MARKET INDEX

	Period Ending
Index	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02
Investors Title Company	100.00	99.33	82.11	75.73	74.84	111.40
Custom Peer Group	100.00	164.58	67.13	170.40	118.01	157.36
NASDAQ – Total US	100.00	140.99	261.48	157.42	124.89	86.33

ASSUMES $100 INVESTED ON JAN. 1, 1997

ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING DEC. 31, 2002

*The	Custom Peer Group consists of Fidelity National, Inc., First American Corporation, LandAmerica Financial Group, Inc., and

Stewart Information Services Corporation.

**Source:	CRSP, Center for Research in Security Prices, Graduate School of Business, The University of Chicago 2003.

Used with permission. All rights reserved. crsp.com.

© 2003 SNL Financial L.C. All rights reserved

EXECUTIVE EMPLOYMENT AGREEMENTS

On February 9, 1984, Investors Title Insurance Company, a wholly owned subsidiary of the Company, entered into an employment agreement with J. Allen Fine, which provides, among other things, for a salary to be fixed by the Board of Directors, which shall not be less than $88,000 per annum. The agreement was for an initial term of five years, renewable annually thereafter until such time as Mr. Fine reaches age 70. The employment agreement provides that if the Company terminates his employment, with or without cause, for any reason other than death or disability, prior to Mr. Fine reaching age 70, he will be paid his monthly salary for a period of 60 months commencing on the first of the month following such termination. Investors Title Insurance Company also entered into employment agreements with James A. Fine, Jr. and W. Morris Fine dated December 21, 1995. These employment agreements, which are substantially identical, provide that the employee shall not compete with the Company in the State of North Carolina for a period of two years following voluntary termination of employment. The agreements also provide that termination following certain events, such as a change in control of the Company, a diminution of the employee’s duties and responsibilities, an increase in travel or a requirement that the employee render services outside the Chapel Hill area, would not be deemed a voluntary termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of James R. Morton, Lillard H. Mount and A. Scott Parker III. None of these directors are officers, former officers, or employees of the Company or any of its subsidiaries.

OWNERSHIP OF STOCK BY EXECUTIVE OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table indicates the persons and groups known to the Company to be the beneficial owners of more than five percent (5%) of the Company’s Common Stock as of March 24, 2003.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
MarkelCorporation 4521 Highwoods Parkway, Glen Allen, Virginia 23060	239,150	(1)	9.51%

J. Allen Fine 112 Carolina Forest, Chapel Hill, North Carolina 27516	288,358	(2)	11.33%

(1)   The information included in the above table is based solely on filings made with the SEC.

(2)   This includes 28,800 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner, and 151,099 shares held by a limited liability company, of which Mr. Fine is the manager. Mr. Fine possesses sole voting and investment power with respect to the shares held by the limited liability company.

The table below sets forth the shares of the Company’s Common Stock beneficially owned by each director, nominee for director, the executive officers named in the Summary Compensation Table, and by all directors and executive officers as a group.

Name ofBeneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
J. Allen Fine	288,358(1)	11.33%
W. Morris Fine	86,875(2)	3.40%
James A. Fine, Jr.	85,623(3)	3.35%
A. Scott Parker III	83,781(4)	3.33%
David L. Francis	48,166(5)	1.91%
James R. Morton	21,565(6)	*
H. Joe King, Jr.	21,476(7)	*
William J. Kennedy III	5,000(6)	*
Lillard H. Mount	4,380(8)	*
Loren B. Harrell, Jr.	3,000(6)	*
All Executive Officers and Directors as a Group (10 persons)	648,224(9)	24.56%

*	Represents less than 1%

(1)   This includes 28,800 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this includes 95,000 shares held by a limited partnership, of which Mr. Fine is a general partner, and 151,099 shares held by a limited liability company, of which Mr. Fine is the manager. Mr. Fine possesses sole voting and investment power with respect to the shares held by the limited liability company.

(2)   This total includes 38,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 3,577 shares as Custodian for Louisa M. Fine, daughter; 5 shares as Custodian for A. Lundy Fine, daughter; and 470 shares held by wife, Nancy J. Fine.

(3)   This total includes 38,000 shares of Common Stock that Mr. Fine has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 1,415 shares as Custodian for S. Benton Fine, son; and 546 shares held by wife, Leslie A. Fine.

(4)   This total includes 2,500 shares of Common Stock that Mr. Parker has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 3,376 shares held by wife, Millicent M. Parker.

(5)   This total includes 3,000 shares of Common Stock that Mr. Francis has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 1,000 shares held by wife, Betty Francis.

(6)   This total includes 3,000 shares of Common Stock available for purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003.

(7)   This total includes 3,000 shares of Common Stock that Mr. King has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 700 shares held by wife, Patsy T. King.

(8)   This total includes 2,000 shares of Common Stock that Mr. Mount has the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003. Additionally, this total includes shares beneficially owned as follows: 500 shares held by wife, Bonnie Mount.

(9)   This total includes 124,300 shares of Common Stock that all officers and directors, as a group, have the right to purchase under stock options that are presently exercisable or are exercisable within 60 days of March 24, 2003.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on a review of the reports of changes in beneficial ownership of Company Common Stock and written representations furnished to the Company, the Company believes that its officers, directors, beneficial owners, and holders of at least 10% of its Common Stock filed on a timely basis the reports required to be filed under Section 16(a) of the Securities Exchange Act of 1934 during the year ended December 31, 2002.

ITEM 1

ELECTION OF DIRECTORS

The Company’s Board of Directors is composed of 10 members divided into three classes with staggered terms of three years for each class.

Lillard H. Mount, one of the three members of the class of directors whose terms expire in 2003, is not standing for re-election. Accordingly, H. Joe King, Jr., currently serving a three-year term on the Board of Directors that expires in 2005, has been nominated for re-election to the Board for a term that will expire in 2006. Mr. King’s present class of directors contains four members. If Mr. King is elected to the Board to serve until 2006, he will no longer serve with his current class and the number of directors in each class will be equalized so that each class of directors contains three members who have been elected to a three-year term.

James A. Fine, Jr., H. Joe King, Jr., and James R. Morton are nominated for re-election to serve for a three-year period or until their respective successors have been elected and qualified. The nominees will be elected if they receive a plurality of the votes cast for their election. Broker nonvotes and abstentions will not affect the election results if a quorum is present. If any of the nominees should withdraw or otherwise become unavailable for reasons not presently known, shares represented by proxies may be voted for other persons in their place in accordance with the best judgment of the persons named in the Proxy.

THE BOARD RECOMMENDS A VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTORS.

Information regarding the three nominees for election as directors and directors continuing in office is set forth below:

Name	Age	Served as Director Since	Term to Expire
Board Nominees:
James A. Fine, Jr.	41	1997	2006
H. Joe King, Jr.	70	1983	2006
James R. Morton	65	1985	2006

Name	Age	Served as Director Since	Term to Expire
Directors Continuing in Office:
J. Allen Fine	68	1973	2004
David L. Francis	70	1982	2004
A. Scott Parker III	59	1998	2004
W. Morris Fine	36	1999	2005
Loren B. Harrell, Jr.	54	1996	2005
William J. Kennedy III	80	1987	2005

Biographical Information

Additional information regarding nominees for election as directors and directors continuing in office is set forth below.

Board Nominees:

James A. Fine, Jr. is President and Treasurer of Investors Title Company, Executive Vice President, Chief Financial Officer and Treasurer of Investors Title Insurance Company, Executive Vice President and Chief Financial Officer of Northeast Investors Title Insurance Company, Executive Vice President of Investors Title Management Services and President of Investors Title Exchange Corporation and Investors Title Accommodation Corporation. Additionally, Mr. Fine serves as Chairman of the Board of Investors Title Accommodation Corporation. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of W. Morris Fine, Executive Vice President and Secretary of the Company.

H. Joe King, Jr. retired as President and Chairman of the Board of Home Federal Savings & Loan Association in Charlotte, North Carolina and its parent company, HFNC Financial Corporation, in 1998, where he had been employed since 1962.

James R. Morton was President of J. R. Morton Associates from 1968 until he retired in 1988. He is currently President of TransCarolina Corporation.

Directors Continuing in Office:

J. Allen Fine was the principal organizer of Investors Title Insurance Company and has been Chairman of the Board of that Company, Investors Title Company, and Northeast Investors Title Insurance Company since their incorporation. Mr. Fine served as President of Investors Title Insurance Company until February 1997, when he was named Chief Executive Officer. Additionally, Mr. Fine serves as Chief Executive Officer of the Company and Northeast Investors Title Insurance Company, and Chairman of the Board of Investors Title Exchange Corporation. Mr. Fine is the father of James A. Fine, Jr., President and Treasurer of the Company, and W. Morris Fine, Executive Vice President and Secretary of the Company.

David L. Francis retired in 1997 as the President of Marsh Mortgage Company, a mortgage banking firm, and Marsh Associates, Inc., a property management company, where he had been employed since 1963. He serves on the Board of Directors of First Landmark, a Charlotte real estate and property management firm, and is General Partner of the Francis Family Limited Partnership.

A. Scott Parker III founded Today’s Home, Inc. in 1975 and has been President of that company since its incorporation. Today’s Home, Inc. manufactures lamps and wall decor for the lodging, hospitality and healthcare industries. He is also managing member of Parker-Jones-Kemp LLC and Greenham Investments, LLC, developers of furniture showroom properties to the trade.

W. Morris Fine is Executive Vice President and Secretary of Investors Title Company, President and Chief Operating Officer of Investors Title Insurance Company and Northeast Investors Title Insurance Company, President of Investors Title Management Services and Vice President of Investors Title Exchange Corporation. Mr. Fine is the son of J. Allen Fine, Chief Executive Officer and Chairman of the Board of the Company, and brother of James A. Fine, Jr., President and Treasurer of the Company.

Loren B. Harrell, Jr. organized SoftPro Corporation in 1984 and has been President of that Company since its inception. SoftPro specializes in the research and development of software utilized by law firms, title companies, title insurance agents and lending institutions.

William J. Kennedy III retired as President and Chief Executive Officer of North Carolina Mutual Life Insurance Company in 1990, where he had been employed since 1950.

SHAREHOLDER PROPOSALS FOR 2004 ANNUAL MEETING

Shareholder proposals to be presented at the 2004 Annual Meeting of Shareholders must be received by the Company on or before December 18, 2003 to be considered for inclusion in the Company’s proxy materials relating to that meeting. If a shareholder notifies the Company after March 2, 2004 of an intent to present a proposal at the Company’s 2004 Annual Meeting of Shareholders, the Company will have the right to exercise its discretionary voting authority with respect to such proposal without including information regarding such proposal in its proxy materials.

INDEPENDENT AUDITORS

Deloitte & Touche LLP served as the independent auditors for the Company for the fiscal year ended December 31, 2002. The Company plans to solicit bids for the 2003 audit; therefore, the independent auditors have not been appointed. Representatives of Deloitte & Touche LLP are expected to attend the 2003 Annual Meeting of Shareholders. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Audit Fees: The aggregate fees billed by Deloitte & Touche LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal year ended December 31, 2002 and for the reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for that fiscal year were $107,400.

All Other Fees: The aggregate fees billed by Deloitte & Touche LLP for services rendered to the Company, other than the services described under “Audit Fees,” for the fiscal year ended December 31, 2002 were $36,245. All fees paid under this category relate to tax services. The Audit Committee does not consider these fees to be inconsistent with the independent auditors’ independence.

OTHER MATTERS TO COME BEFORE THE MEETING

Management does not know of any other matters that may come before the meeting. However, if any other matters do properly come before the meeting, it is the intention of the persons named as proxies to vote upon them in accordance with their best judgment.

GENERAL INFORMATION

A copy of the Company’s 2002 Annual Report and Form 10-K filed with the Securities and Exchange Commission, excluding exhibits, can be obtained without charge by writing to the Assistant Secretary of the Company, 121 North Columbia Street, Chapel Hill, North Carolina 27514.

BY ORDER OF THE BOARD OF DIRECTORS

L. Dawn Martin

Vice President and Assistant Secretary

April 16, 2003

Investors Title Company

121 North Columbia Street, Chapel Hill, North Carolina 27514

PROXY

PLEASE SIGN ON REVERSE SIDE AND RETURN IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Shareholders on May 21, 2003

The undersigned hereby appoints J. Allen Fine and L. Dawn Martin, and each of them, each with power of substitution, as lawful proxies, to vote all shares of common stock of Investors Title Company that the undersigned would be entitled to vote if personally present at the Annual Shareholders’ Meeting of Investors Title Company to be held at 121 North Columbia Street, Chapel Hill, North Carolina on Wednesday, May 21, 2003 at 11:00 A.M. E.D.T., and at any adjournment thereof, upon such business as may properly come before the meeting.

Please sign on reverse exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Please sign and date on reverse side and return in the enclosed postage-paid envelope.

SHAREHOLDER                 NUMBER OF SHARES

DIRECTORS RECOMMEND A VOTE FOR ELECTION OF THE DIRECTOR NOMINEES LISTED BELOW.

Mark “X” for only one box. If no direction is indicated, shares will be voted “FOR” the following director nominees:

1 - JAMES A. FINE, JR.             2 - H. JOE KING, JR.             3 - JAMES R. MORTON

(    ) for all nominees     (    ) withhold all nominees     (    ) Withhold authority to vote for any individual nominee.

Write number(s) of nominee(s) below.

in their discretion, the proxies are authorized to vote in their best judgment with respect to any other business that may properly come before the meeting.

Dated         , 2003         (Signature)

                                    (Signature if held jointly)